Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: January 28, 2026

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS 2025 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (NASDAQ: FDBC) and its banking subsidiary, The Fidelity Deposit and Discount Bank ("the Company"), announced its unaudited, consolidated financial results for the three and twelve month periods ended December 31, 2025.

Unaudited Financial Information

Net income recorded for the year ended December 31, 2025 was $28.2 million, or $4.86 diluted earnings per share, compared to $20.8 million, or $3.60 diluted earnings per share, for the year ended December 31, 2024.  The $7.4 million, or 36% increase in net income resulted primarily from the $10.8 million increase in net interest income and $1.6 million increase in non-interest income partially offset by a $3.3 million increase in non-interest expenses for 2025 compared to 2024.

Net income for the quarter ended December 31, 2025 was $7.9 million, or $1.37 diluted earnings per share, compared to $5.8 million, or $1.01 diluted earnings per share, for the quarter ended December 31, 2024. The $2.1 million increase in net income stemmed from the $2.9 million increase in net interest income and $0.3 million increase in non-interest income. This was partially offset by a $0.5 million increase in non-interest expense and a $0.5 million increase in the provision for income taxes.

“We are pleased to report record fourth quarter results, representing the strongest financial quarter in our history,” said Daniel J. Santaniello, President and Chief Executive Officer. “The Bank hit year end assets of $2.7 billion, delivering a 36% year over year increase in net income of $28.2 million and a 35% increase in diluted earnings per share. The full year results reflect the execution of our strategic initiatives, disciplined balance sheet management, and continued improvement in our net interest margin. I am grateful to our bankers for their dedication and focus on serving our clients and our communities well, positioning us for a strong 2026.”

Consolidated Year-To-Date Operating Results Overview

Net interest income was $72.7 million for the year ended December 31, 2025 compared to $61.9 million for the year ended December 31, 2024.  The $10.8 million increase in net interest income resulted from the increase of $12.8 million in interest income primarily due to a $181.6 million increase in the average balance of interest-earning assets and a 17 basis point increase in fully-taxable equivalent ("FTE") (non-GAAP measurement) yield.  On the asset side, the loan portfolio interest income growth resulted from producing $10.6 million more in interest income from an increase of 21 basis points in FTE loan yields on $125.3 million higher average balances. Additionally, the Company experienced an increase of $3.1 million in interest earned from interest-bearing deposits with other financial institutions from $74.6 million higher average balances. The increase in interest income was partially offset by a decrease of $0.8 million in interest earned on the investment portfolio due to decreases of 7 basis points in yield and $18.5 million in average balances. On the funding side, total interest expense increased by $2.0 million primarily due to an increase in interest expense paid on deposits of $3.6 million from the $187.0 million larger average balance of interest-bearing deposits, partially offset by a decrease within interest expense on borrowings of $1.6 million for the twelve months ended December 31, 2025 compared to the same period in 2024.

The overall cost of interest-bearing liabilities was 2.49% for the twelve months ended December 31, 2025 compared to 2.60% for the twelve months ended December 31, 2024. The cost of funds decreased 5 basis points to 1.94% for the twelve months ended December 31, 2025 from 1.99% for the same period of 2024. The FTE yield on earning assets was 4.79% for the year ended December 31, 2025, an increase of 17 basis points from the 4.62% for the year ended December 31, 2024.  The Company’s FTE net interest spread (non-GAAP measurement) was 2.30% for the twelve months ended December 31, 2025, an increase of 28 basis points from the 2.02% recorded for the same period of 2024.  FTE net interest margin (non-GAAP measurement) increased by 23 basis points to 2.95% for the twelve months ended December 31, 2025 from 2.72% for the same 2024 period due to the increase of 17 basis points in FTE yields earned on interest-earning assets along with a decline of 11 basis points in the rates paid on interest-bearing liabilities.

For the year ended December 31, 2025, the provision for credit losses on loans was $1.1 million and the provision for credit losses on unfunded commitments was $0.2 million, compared to a $1.3 million provision for credit losses on loans and a $0.1 million provision for credit losses on unfunded commitments for the year ended December 31, 2024. For the year ended December 31, 2025, the decrease in the provision for credit losses on loans compared to the prior year period was due to improved asset quality. For the year ended December 31, 2025, the increase in the provision for credit losses on unfunded commitments compared to the prior period was due to originated growth in the portfolio, specifically in commercial construction commitments.

Total non-interest income for the year ended December 31, 2025 was $20.6 million, an increase of $1.6 million, or 8%, from $19.0 million for the year ended December 31, 2024. The increase was primarily due to increases of $0.6 million in wealth management revenue, $0.3 million in interchange fees, $0.3 million from service charges on commercial loans, and $0.2 million in service charges on deposits. The Company also had $0.2 million more non-interest income resulting from a BOLI death benefit gain. During the twelve months ended December 31, 2025, the Company also recognized gains of $0.5 million on sale of commercial loans and $0.3 million from the sale of a property. Partially offsetting these increases was $1.2 million in losses recognized on the sale of available-for-sale securities.

Non-interest expenses increased to $58.8 million for the year ended December 31, 2025, an increase of $3.3 million, or 6%, from $55.5 million for the year ended December 31, 2024. Salaries and benefits expense increased $2.0 million due to an increase in employees and incentive-based compensation throughout the year ended December 31, 2025. Additionally, furniture, fixtures, and equipment expenses increased $0.8 million over the same period primarily due to an increase in software costs. There were additional increases throughout the period in advertising and marketing expenses of $0.4 million and occupancy expenses of $0.2 million. These increases were partially offset by reductions in professional fees of $0.3 million.

The provision for income taxes increased $1.8 million during 2025 compared to 2024 primarily due to a $9.2 million increase in income before taxes.

Consolidated Fourth Quarter Operating Results Overview

Net interest income was $19.3 million for the fourth quarter of 2025, an 18% increase over the $16.4 million earned for the fourth quarter of 2024. The $2.9 million increase in net interest income resulted from an increase of $3.0 million in interest income primarily due to a $167.2 million increase in the average balance of interest-earning assets and a 15 basis points increase in the FTE yield. The loan portfolio had the biggest impact, producing a $2.7 million increase in interest income from $130.3 million in higher quarterly average balances and an increase of 17 basis points in the FTE loan yield. Additionally, the Company experienced an increase of $0.7 million in interest earned from interest-bearing deposits with other financial institutions from $76.1 million in higher average balances. The higher interest income was offset by a $0.4 million decrease in interest from investment securities due to a $39.7 million quarter-over-quarter decrease in average balances and a decrease of 12 basis points in the FTE investment yield. The higher interest income was partially offset by $0.1 million more in interest expense primarily due to an increase in interest expense paid on deposits of $0.2 million from $160.8 million larger average balance of interest-bearing deposits.

The FTE yield on interest-earning assets was 4.83% for the fourth quarter of 2025, an increase of 15 basis points compared to 4.68% for the fourth quarter of 2024. The overall cost of interest-bearing liabilities was 2.42% for the fourth quarter of 2025, a decrease of 18 basis points from the 2.60% paid in the same period of 2024. The cost of funds decreased 12 basis points to 1.88% for the fourth quarter of 2025 from 2.00% for the fourth quarter of 2024. The Company’s FTE net interest spread was 2.41% for the fourth quarter of 2025, up 33 basis points from the 2.08% recorded for the fourth quarter of 2024. FTE net interest margin increased by 26 basis points to 3.04% for the three months ended December 31, 2025 from 2.78% for the same 2024 period due to a decline of 18 basis points in the rates paid on interest-bearing liabilities combined with an improvement of 15 basis points in yields earned on interest-earning assets.

For the three months ended December 31, 2025, the provision for credit losses on loans was $100 thousand and the provision for unfunded commitments was $170 thousand, compared to a $250 thousand provision for credit losses on loans and $85 thousand net benefit in the provision for credit losses on unfunded loan commitments for the three months ended December 31, 2024. For the three months ended December 31, 2025, the decrease in the provision for credit losses on loans was due to lower net charge-offs coupled with improved asset quality compared to the same period of 2024. For the three months ended December 31, 2025, the increase in the provision for credit losses on unfunded commitments compared to the prior period was due to originated growth in the portfolio, specifically in commercial construction commitments.

Total non-interest income increased $0.3 million, or 6%, to $5.1 million in the fourth quarter of 2025 compared to $4.8 million for the same period of 2024. The increase in non-interest income was primarily due to increases of $0.2 million in wealth management revenue and $0.2 million in commercial loan fee income. The increases were partially offset by $0.4 million in losses recognized on sale of securities.

Non-interest expenses increased $0.5 million, or 3%, for the fourth quarter of 2025 to $14.9 million from $14.4 million for the same quarter of 2024. The increase in non-interest expenses was primarily due to the $0.3 million increase in furniture, fixtures, and equipment expenses coupled with an increase of $0.1 million in salaries and benefits expense from higher salaries related to new hires and severance accrual and banker incentives.

The provision for income taxes increased $0.5 million during the fourth quarter of 2025 compared to the same period in 2024 primarily due to a $2.5 million increase in income before taxes. Offsetting this in the fourth quarter of 2025, the Company completed a renewable energy tax credit purchase which reduced the provision for income taxes by $0.3 million.

Consolidated Balance Sheet & Asset Quality Overview

The Company's total assets had a balance of $2.7 billion as of December 31, 2025, an increase of $163.4 million from December 31, 2024. The increase resulted from $110.4 million in growth in the loans and leases portfolio during the twelve months ended December 31, 2025. Cash and cash equivalents increased $64.7 million over the same period. Asset growth was offset by a decrease of $33.3 million in the investment portfolio primarily due to the sale of $45.7 million in available-for-sale securities and $23.0 million in paydowns partially offset by $25.1 million in purchases.

During the same time period, total liabilities increased $128.6 million, or 5%. Deposit growth of $126.5 million was utilized to fund loan growth and increase interest-bearing cash balances. For interest-bearing deposit accounts, the Company experienced increases of $92.8 million in money market deposits, $14.1 million in time deposits, and $2.1 million in interest-bearing checking accounts; slightly offset by a decrease of $1.1 million in savings and clubs. The deposit growth is driven by new primary households, an increase in existing account balances and a retention strategy with targeted marketing in support of building client relationships. Additionally, the Company experienced an increase of $18.6 million in non-interest-bearing checking accounts. As of December 31, 2025, the ratio of insured and collateralized deposits to total deposits was approximately 73%.

Shareholders’ equity increased $34.9 million, or 17%, to $238.9 million at December 31, 2025 from $204.0 million at December 31, 2024. The increase was caused by $18.7 million higher retained earnings from net income of $28.2 million plus a $14.9 million, after tax, improvement in accumulated other comprehensive loss from lower net unrealized losses recorded on available-for-sale securities, partially offset by $9.5 million in cash dividends paid to shareholders. An additional $1.3 million was recorded from the issuance of common stock under the Company’s stock plans and stock-based compensation expense. At December 31, 2025, there were no credit losses on available-for-sale and held-to-maturity debt securities.  Accumulated other comprehensive income (loss) is excluded from regulatory capital ratios. The Company remains well capitalized with Tier 1 capital at 9.34% of total average assets as of December 31, 2025.  Total risk-based capital was 14.78% of risk-weighted assets and Tier 1 risk-based capital was 13.65% of risk-weighted assets as of December 31, 2025.  Tangible book value per share was $37.88 at December 31, 2025 compared to $31.98 at December 31, 2024. Tangible common equity was 8.01% of total assets at December 31, 2025 compared to 7.16% at December 31, 2024.

Asset Quality

Total non-performing assets were $2.2 million, or 0.08% of total assets at December 31, 2025, compared to $7.8 million, or 0.30% of total assets at December 31, 2024. Past due and non-accrual loans to total loans were 0.26% at December 31, 2025 compared to 0.71% at December 31, 2024. Net charge-offs to average total loans were 0.03% at December 31, 2025 compared to 0.03% at December 31, 2024.

About Fidelity D & D Bancorp, Inc. and The Fidelity Deposit and Discount Bank

Fidelity D & D Bancorp, Inc. has built a strong history as trusted financial advisor to the clients served by The Fidelity Deposit and Discount Bank (“Fidelity Bank”).  Fidelity Bank continues its mission of exceeding client expectations through a unique banking experience. It operates 21 full-service offices throughout Lackawanna, Luzerne, Lehigh and Northampton Counties and a Fidelity Bank Wealth Management Office in Schuylkill County. Fidelity Bank provides a digital banking experience online at www.bankatfidelity.com, through the Fidelity Mobile Banking app, and in the Client Care Center at 1-800-388-4380. Additionally, the Bank offers full-service Wealth Management & Brokerage Services, a Mortgage Center, and a full suite of personal and commercial banking products and services. Part of the Company’s vision is to serve as the best bank for the community, which was accomplished by having provided over 6,190 hours of volunteer time and over $1.5 million in donations to non-profit organizations directly within the markets served throughout 2025. Fidelity Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to provide information useful to the reader in understanding its operating performance and trends, and to facilitate comparisons with the performance of other financial institutions. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities.  The Company’s non-GAAP financial measures and key performance indicators may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends. Non-GAAP financial measures should be supplemental to GAAP used to prepare the Company’s operating results and should not be read in isolation or relied upon as a substitute for GAAP measures.  Reconciliations of non-GAAP financial measures to GAAP are presented in the tables below.

Interest income was adjusted to recognize the income from tax exempt interest-earning assets as if the interest was taxable, fully-taxable equivalent ("FTE"), in order to calculate certain ratios within this document.  This treatment allows a uniform comparison among yields on interest-earning assets.  Interest income was FTE adjusted, using the corporate federal tax rate of 21% for 2025 and 2024.

Forward-looking statements

Certain of the matters discussed in this press release constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

■	local, regional and national economic conditions and changes thereto;
■	the short-term and long-term effects of inflation, and rising costs to the Company, its customers and on the economy;
■	the risks of changes and volatility of interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;
■	securities markets and monetary fluctuations and volatility;
■	disruption of credit and equity markets;
■	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
■	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
■	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
■	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
■	the impact of new or changes in existing laws and regulations, including laws and regulations concerning taxes, banking, securities and insurance and their application with which the Company and its subsidiaries must comply;

■	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
■	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;
■	the effects of economic conditions of any pandemic, epidemic or other health-related crisis such as COVID-19 and responses thereto on current customers and the operations of the Company, specifically the effect of the economy on loan customers’ ability to repay loans;
■	the effects of bank failures, banking system instability, deposit fluctuations, loan and securities value changes;
■	technological changes;
■	the interruption or breach in security of our information systems, continually evolving cybersecurity and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;
■	acquisitions and integration of acquired businesses;
■	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
■	acts of war or terrorism; and
■	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$148,060	$83,353
Investment securities	523,946	557,221
Restricted investments in bank stock	4,373	3,961
Loans and leases	1,911,724	1,800,856
Allowance for credit losses on loans	(20,168)	(19,666)
Premises and equipment, net	48,950	35,914
Life insurance cash surrender value	59,396	58,069
Goodwill and core deposit intangible	20,242	20,504
Other assets	51,535	44,404

Total assets	$2,748,058	$2,584,616

Liabilities
Non-interest-bearing deposits	$552,581	$533,935
Interest-bearing deposits	1,914,772	1,806,885
Total deposits	2,467,353	2,340,820
Short-term borrowings	20	-
Secured borrowings	5,995	6,266
Other liabilities	35,830	33,561
Total liabilities	2,509,198	2,380,647

Shareholders' equity	238,860	203,969

Total liabilities and shareholders' equity	$2,748,058	$2,584,616

Average Year-To-Date Balances:	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$133,171	$55,773
Investment securities	544,390	557,537
Restricted investments in bank stock	4,189	3,960
Loans and leases	1,866,637	1,741,349
Allowance for credit losses on loans	(20,315)	(19,391)
Premises and equipment, net	40,457	35,580
Life insurance cash surrender value	58,786	56,455
Goodwill and core deposit intangible	20,358	20,641
Other assets	42,032	41,755

Total assets	$2,689,705	$2,493,659

Liabilities
Non-interest-bearing deposits	$543,794	$527,825
Interest-bearing deposits	1,884,507	1,697,529
Total deposits	2,428,301	2,225,354
Short-term borrowings	17	32,446
Secured borrowings	6,127	6,830
Other liabilities	36,296	32,471
Total liabilities	2,470,741	2,297,101

Shareholders' equity	218,964	196,558

Total liabilities and shareholders' equity	$2,689,705	$2,493,659

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	Dec. 31, 2025	Dec. 31, 2024	Dec. 31, 2025	Dec. 31, 2024
Interest income
Loans and leases	$27,269	$24,584	$103,852	$93,269
Securities and other	3,815	3,475	15,987	13,753

Total interest income	31,084	28,059	119,839	107,022

Interest expense
Deposits	(11,717)	(11,468)	(46,800)	(43,165)
Borrowings	(87)	(217)	(368)	(1,992)

Total interest expense	(11,804)	(11,685)	(47,168)	(45,157)

Net interest income	19,280	16,374	72,671	61,865

Provision for credit losses on loans	(100)	(250)	(1,055)	(1,325)
Net (provision) benefit for credit losses on unfunded loan commitments	(170)	85	(215)	(140)
Non-interest income	5,122	4,847	20,559	19,013
Non-interest expense	(14,921)	(14,395)	(58,817)	(55,541)

Income before income taxes	9,211	6,661	33,143	23,872

Provision for income taxes	(1,271)	(826)	(4,945)	(3,078)
Net income	$7,940	$5,835	$28,198	$20,794

	Three Months Ended
	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Interest income
Loans and leases	$27,269	$26,660	$25,328	$24,596	$24,584
Securities and other	3,815	4,022	4,437	3,712	3,475

Total interest income	31,084	30,682	29,765	28,308	28,059

Interest expense
Deposits	(11,717)	(12,158)	(11,738)	(11,187)	(11,468)
Borrowings	(87)	(95)	(98)	(88)	(217)

Total interest expense	(11,804)	(12,253)	(11,836)	(11,275)	(11,685)

Net interest income	19,280	18,429	17,929	17,033	16,374

Provision for credit losses on loans	(100)	(200)	(300)	(455)	(250)
Net benefit (provision) for credit losses on unfunded loan commitments	(170)	(110)	(20)	85	85
Non-interest income	5,122	5,105	5,359	4,973	4,847
Non-interest expense	(14,921)	(14,632)	(14,710)	(14,554)	(14,395)

Income before income taxes	9,211	8,592	8,258	7,082	6,661

Provision for income taxes	(1,271)	(1,246)	(1,337)	(1,091)	(826)
Net income	$7,940	$7,346	$6,921	$5,991	$5,835

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Assets
Cash and cash equivalents	$148,060	$142,161	$165,495	$211,195	$83,353
Investment securities	523,946	529,263	545,821	540,960	557,221
Restricted investments in bank stock	4,373	4,301	4,240	4,021	3,961
Loans and leases	1,911,724	1,914,893	1,837,477	1,817,509	1,800,856
Allowance for credit losses on loans	(20,168)	(20,218)	(19,976)	(20,017)	(19,666)
Premises and equipment, net	48,950	45,422	40,097	34,995	35,914
Life insurance cash surrender value	59,396	58,995	58,849	58,458	58,069
Goodwill and core deposit intangible	20,242	20,303	20,364	20,431	20,504
Other assets	51,535	41,630	46,208	43,758	44,404

Total assets	$2,748,058	$2,736,750	$2,698,575	$2,711,310	$2,584,616

Liabilities
Non-interest-bearing deposits	$552,581	$539,118	$558,074	$555,684	$533,935
Interest-bearing deposits	1,914,772	1,927,795	1,877,254	1,901,775	1,806,885
Total deposits	2,467,353	2,466,913	2,435,328	2,457,459	2,340,820
Short-term borrowings	20	20	10	10	-
Secured borrowings	5,995	6,059	6,134	6,190	6,266
Other liabilities	35,830	34,511	39,191	35,977	33,561
Total liabilities	2,509,198	2,507,503	2,480,663	2,499,636	2,380,647

Shareholders' equity	238,860	229,247	217,912	211,674	203,969

Total liabilities and shareholders' equity	$2,748,058	$2,736,750	$2,698,575	$2,711,310	$2,584,616

Average Quarterly Balances:	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Assets
Cash and cash equivalents	$150,706	$122,808	$161,316	$97,384	$67,882
Investment securities	529,518	544,476	546,149	557,726	560,453
Restricted investments in bank stock	4,345	4,277	4,158	3,973	3,957
Loans and leases	1,927,366	1,892,439	1,832,162	1,813,040	1,797,023
Allowance for credit losses on loans	(20,478)	(20,400)	(20,357)	(20,019)	(20,050)
Premises and equipment, net	47,400	42,602	35,954	35,722	36,065
Life insurance cash surrender value	59,255	58,875	58,697	58,307	57,919
Goodwill and core deposit intangible	20,263	20,325	20,386	20,459	20,529
Other assets	39,527	42,724	42,729	43,177	41,454

Total assets	$2,757,902	$2,708,126	$2,681,194	$2,609,769	$2,565,232

Liabilities
Non-interest-bearing deposits	$549,911	$544,511	$547,278	$533,286	$538,506
Interest-bearing deposits	1,930,040	1,901,166	1,878,548	1,826,957	1,769,265
Total deposits	2,479,951	2,445,677	2,425,826	2,360,243	2,307,771
Short-term borrowings	20	16	10	22	10,326
Secured borrowings	6,028	6,093	6,162	6,226	6,297
Other liabilities	37,754	36,415	36,050	34,937	34,695
Total liabilities	2,523,753	2,488,201	2,468,048	2,401,428	2,359,089

Shareholders' equity	234,149	219,925	213,146	208,341	206,143

Total liabilities and shareholders' equity	$2,757,902	$2,708,126	$2,681,194	$2,609,769	$2,565,232

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Financial Data

	Three Months Ended
	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Selected returns and financial ratios
Basic earnings per share	$1.38	$1.27	$1.20	$1.04	$1.02
Diluted earnings per share	$1.37	$1.27	$1.20	$1.03	$1.01
Dividends per share	$0.43	$0.40	$0.40	$0.40	$0.40
Yield on interest-earning assets (FTE)*	4.83%	4.83%	4.77%	4.73%	4.68%
Cost of interest-bearing liabilities	2.42%	2.55%	2.52%	2.49%	2.60%
Cost of funds	1.88%	1.98%	1.95%	1.93%	2.00%
Net interest spread (FTE)*	2.41%	2.28%	2.25%	2.24%	2.08%
Net interest margin (FTE)*	3.04%	2.95%	2.92%	2.89%	2.78%
Return on average assets	1.14%	1.08%	1.04%	0.93%	0.90%
Pre-provision net revenue to average assets*	1.36%	1.30%	1.28%	1.16%	1.06%
Return on average equity	13.45%	13.25%	13.02%	11.66%	11.26%
Return on average tangible equity*	14.73%	14.60%	14.40%	12.93%	12.50%
Efficiency ratio (FTE)*	58.35%	60.17%	61.17%	61.67%	65.48%
Expense ratio	1.36%	1.39%	1.40%	1.37%	1.48%

	Years ended
	Dec. 31, 2025	Dec. 31, 2024
Basic earnings per share	$4.89	$3.63
Diluted earnings per share	$4.86	$3.60
Dividends per share	$1.63	$1.54
Yield on interest-earning assets (FTE)*	4.79%	4.62%
Cost of interest-bearing liabilities	2.49%	2.60%
Cost of funds	1.94%	1.99%
Net interest spread (FTE)*	2.30%	2.02%
Net interest margin (FTE)*	2.95%	2.72%
Return on average assets	1.05%	0.83%
Pre-provision net revenue to average assets*	1.28%	1.02%
Return on average equity	12.88%	10.58%
Return on average tangible equity*	14.20%	11.82%
Efficiency ratio (FTE)*	60.30%	66.19%
Expense ratio	1.38%	1.47%

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Financial Data

Other financial data	At period end:
(dollars in thousands except per share data)	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Assets under management	$1,058,881	$1,037,414	$1,030,268	$955,647	$921,994
Book value per share	$41.39	$39.75	$37.78	$36.70	$35.56
Tangible book value per share*	$37.88	$36.23	$34.25	$33.16	$31.98
Equity to assets	8.69%	8.38%	8.08%	7.81%	7.89%
Tangible common equity ratio*	8.01%	7.69%	7.38%	7.11%	7.16%
Allowance for credit losses on loans to:
Total loans	1.06%	1.06%	1.09%	1.10%	1.09%
Non-accrual loans	10.66x	7.78x	6.50x	3.36x	2.68x
Non-accrual loans to total loans	0.10%	0.14%	0.17%	0.33%	0.41%
Non-performing assets to total assets	0.08%	0.11%	0.13%	0.23%	0.30%
Net charge-offs to average total loans	0.03%	0.03%	0.05%	0.02%	0.03%

Capital Adequacy Ratios
Total risk-based capital ratio	14.78%	14.52%	14.72%	14.74%	14.78%
Common equity tier 1 risk-based capital ratio	13.65%	13.39%	13.57%	13.57%	13.60%
Tier 1 risk-based capital ratio	13.65%	13.39%	13.57%	13.57%	13.60%
Leverage ratio	9.34%	9.27%	9.16%	9.22%	9.22%

* Non-GAAP Financial Measures - see reconciliations below

FIDELITY D & D BANCORP, INC.

Reconciliations of Non-GAAP Financial Measures to GAAP

Reconciliations of Non-GAAP Measures to GAAP	Three Months Ended
(dollars in thousands)	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024
FTE net interest income (non-GAAP)
Interest income (GAAP)	$31,084	$30,682	$29,765	$28,308	$28,059
Adjustment to FTE	800	785	760	771	764
Interest income adjusted to FTE (non-GAAP)	31,884	31,467	30,525	29,079	28,823
Interest expense (GAAP)	11,804	12,253	11,836	11,275	11,685
Net interest income adjusted to FTE (non-GAAP)	$20,080	$19,214	$18,689	$17,804	$17,138

Efficiency Ratio (non-GAAP)
Non-interest expenses (GAAP)	$14,921	$14,632	$14,710	$14,554	$14,395

Net interest income (GAAP)	19,280	18,429	17,929	17,033	16,374
Plus: taxable equivalent adjustment	800	785	760	771	764
Non-interest income (GAAP)	5,122	5,105	5,359	4,973	4,847
(Gain) Loss on sales of securities	371	(3)	-	822	-
Net interest income (FTE) plus adjusted non-interest income (non-GAAP)	$25,573	$24,316	$24,048	$23,599	$21,985
Efficiency ratio (non-GAAP) (1)	58.35%	60.17%	61.17%	61.67%	65.48%
(1) The reported efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense by the sum of net interest income, on an FTE basis, and adjusted non-interest income.

Tangible Book Value per Share/Tangible Common Equity Ratio (non-GAAP)
Total assets (GAAP)	$2,748,058	$2,736,750	$2,698,575	$2,711,310	$2,584,616
Less: Intangible assets	(20,242)	(20,303)	(20,364)	(20,431)	(20,504)
Tangible assets	2,727,816	2,716,447	2,678,211	2,690,879	2,564,112
Total shareholders' equity (GAAP)	238,860	229,247	217,912	211,674	203,969
Less: Intangible assets	(20,242)	(20,303)	(20,364)	(20,431)	(20,504)
Tangible common equity	218,618	208,944	197,548	191,243	183,465

Common shares outstanding, end of period	5,771,110	5,767,288	5,767,490	5,767,500	5,736,252
Tangible Common Book Value per Share	$37.88	$36.23	$34.25	$33.16	$31.98
Tangible Common Equity Ratio	8.01%	7.69%	7.38%	7.11%	7.16%

Pre-Provision Net Revenue to Average Assets
Income before taxes (GAAP)	$9,211	$8,592	$8,258	$7,082	$6,661
Plus: Provision for credit losses	270	310	320	370	165
Total pre-provision net revenue (non-GAAP)	9,481	8,902	8,578	7,452	6,826
Total (annualized) (non-GAAP)	$37,615	$35,316	$34,404	$30,220	$27,157

Average assets	$2,757,902	$2,708,126	$2,681,194	$2,609,769	$2,565,232
Pre-Provision Net Revenue to Average Assets (non-GAAP)	1.36%	1.30%	1.28%	1.16%	1.06%

FIDELITY D & D BANCORP, INC.

Reconciliations of Non-GAAP Financial Measures to GAAP

Reconciliations of Non-GAAP Measures to GAAP	Years ended
(dollars in thousands)	Dec. 31, 2025	Dec. 31, 2024
FTE net interest income (non-GAAP)
Interest income (GAAP)	$119,839	$107,022
Adjustment to FTE	3,116	3,036
Interest income adjusted to FTE (non-GAAP)	122,955	110,058
Interest expense (GAAP)	47,168	45,157
Net interest income adjusted to FTE (non-GAAP)	$75,787	64,901

Efficiency Ratio (non-GAAP)
Non-interest expenses (GAAP)	$58,817	$55,541

Net interest income (GAAP)	72,671	61,865
Plus: taxable equivalent adjustment	3,116	3,036
Non-interest income (GAAP)	20,559	19,013
Loss on sales of securities	1,190	-
Net interest income (FTE) plus non-interest income (non-GAAP)	$97,536	$83,914
Efficiency ratio (non-GAAP) (1)	60.30%	66.19%
(1) The reported efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense by the sum of net interest income, on an FTE basis, and adjusted non-interest (loss) income.

Pre-Provision Net Revenue to Average Assets
Income before taxes (GAAP)	$33,143	$23,872
Plus: Provision for credit losses	1,270	1,465
Total pre-provision net revenue (non-GAAP)	$34,413	$25,337

Average assets	$2,689,705	$2,493,659
Pre-Provision Net Revenue to Average Assets (non-GAAP)	1.28%	1.02%